UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 12, 2017

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 12, 2017, the Board of Directors of each of SBA Communications Corporation (the “Predecessor Registrant”) and its wholly owned subsidiary, SBA Communications REIT Corporation, (“SBA”) approved SBA’s Second Amended and Restated Bylaws to make certain changes to the previously approved proxy access provisions that would become effective following the consummation of the merger of the Predecessor Registrant into SBA (the “Merger”). The Merger was effective at 11:59 p.m., Eastern Time, on January 13, 2017 and the Second Amended and Restated Bylaws became effective thereafter on January 14, 2017. The Second Amended and Restated Bylaws include the following changes to the proxy access provisions contained in Article I, Section 20 of the bylaws.

•	Reduced from 5% to 3% the amount of shares that must be continuously owned for at least three years in order to nominate a director utilizing the proxy access provisions;

•	Eliminated the limitation on the number of eligible shareholders that can form a group for purposes of meeting the ownership threshold;

•	Increased from 20% of the board of directors to 25% of the board of directors the maximum number of board candidates that may be nominated by means of proxy access;

•	Eliminated the restriction on eligible shareholders to nominate a new proxy access candidate if their prior proxy access candidate(s) failed to receive at least 25% of the votes cast at any of the last three annual shareholder meetings;

•	Reduced from 25% to 20% the minimum level of support required to be received by proxy access candidates to be eligible to be re-nominated and reduced the look-back from three years to two years;

•	Limited the circumstances under which the maximum number of proxy access candidates is reduced and provided that in no case will such reductions result in less than one proxy access candidate;

•	Provided that proxy access will be available even if SBA has received a notice of nomination under the advance notice provisions of the bylaws, unless such advance notice nomination is for a majority of the number of directors serving on the board;

•	Eliminated the restriction on using loaned shares for purposes of meeting the 3% continuous ownership requirement, so long as a nominating shareholder (i) has the power to recall the loaned shares within five business days, (ii) recalls the loaned shares within five business days of being notified that its proxy access candidate would be included in SBA’s proxy materials, and (iii) hold the shares until the annual meeting of shareholders; and

•	Eliminated the prohibition on third-party compensation arrangements with proxy access board candidates.

The revised proxy access provisions will be available to shareholders in connection with SBA’s 2018 annual shareholder meeting.

The revisions to the bylaws also include clarifying and conforming changes. The foregoing summary of the changes to the bylaws is qualified in its entirety by reference to the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.3 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.3	Second Amended and Restated Bylaws of SBA Communications Corporation, effective as of January 14, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: January 18, 2017